EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use in connection with the registration statements on Form S-8 for the 1999 Stock Option Plan, Registration File No. 333-41788, and the 2000 Stock Option Plan, Registration File No. 333-41786, of IA Global,Inc. formerly Medium4.com, Inc, incorporated into the Annual Report on Form 10-K of IA Global,Inc., of our report dated February 28, 2003 relating to the financial statements of IA Global, Inc. and Subsidiaries as of December 31, 2002 and for the year then ended December 31, 2002.


                                        /s/ Radin Glass & Co., LLP
                                        Radin Glass & Co., LLP
                                        Certified Public Accountants


New York, New York
April 14, 2003